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                                CREDIT AGREEMENT

                                      among

                       FINANCIAL SECURITY ASSURANCE INC.,

            THE ADDITIONAL BORROWERS FROM TIME TO TIME PARTY HERETO,

                                 VARIOUS BANKS,

                                       and

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                                    as AGENT


                           Dated as of August 31, 1998

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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.  DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.........................1

      1.01  Defined Terms......................................................1
      1.02  Principles of Construction........................................10

SECTION 2.  AMOUNT AND TERMS OF CREDIT........................................10

      2.01  The Loans.........................................................10
      2.02  Minimum Amount of Each Borrowing..................................11
      2.03  Notice of Borrowing...............................................11
      2.04  Disbursement of Funds.............................................11
      2.05  Notes.............................................................12
      2.06  Conversions.......................................................13
      2.07  Pro Rata Borrowings...............................................13
      2.08  Interest..........................................................13
      2.09  Interest Periods..................................................14
      2.10  Increased Costs, Illegality, etc..................................15
      2.11  Compensation......................................................16
      2.12  Change of Applicable Lending Office...............................17
      2.13  Addition of New Borrowers.........................................17
      2.14  Removal of Borrowers..............................................17


                                       (i)

                                                                            Page
                                                                            ----

SECTION 3.  COMMITMENT COMMISSION; FEES; REDUCTIONS OF COMMITMENT.............18

      3.01  Fees..............................................................18
      3.02  Voluntary Termination of Unutilized Total Commitment..............18
      3.03  Mandatory Termination of Commitment...............................18
      3.04  Expiry Date.......................................................18

SECTION 4.  PREPAYMENTS; PAYMENTS.............................................19

      4.01  Voluntary Prepayments.............................................19
      4.02  Mandatory Prepayments.............................................19
      4.03  Method and Place of Payment.......................................20
      4.04  Net Payments......................................................20

SECTION 5.  CONDITIONS PRECEDENT TO EFFECTIVENESS.............................21

      5.01  Execution of Agreement............................................21
      5.02  No Default; Representations and Warranties........................21
      5.03  Opinions of Counsel...............................................21
      5.04  Corporate Documents; Proceedings..................................22
      5.05  Adverse Change, Rating, etc.......................................22
      5.06  Litigation........................................................22
      5.07  Fees, etc.........................................................23

SECTION 6.  CONDITIONS PRECEDENT TO ALL CREDIT EVENTS.........................23

      6.01  Effectiveness; No Default.........................................23


                                      (ii)

                                                                            Page
                                                                            ----

      6.02  Notice of Borrowing; Term Loan Conversion Notice..................23
      6.03  Notes.............................................................23
      6.04  Insurance Policy..................................................23

SECTION 7.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS........................23

      7.01  Corporate Status..................................................23
      7.02  Corporate Power and Authority.....................................24
      7.03  No Violation......................................................24
      7.04  Governmental Approvals............................................24
      7.05  Financial Statements; Financial Condition; Undisclosed
            Liabilities; etc. ................................................24
      7.06  Litigation........................................................25
      7.07  True and Complete Disclosure......................................25
      7.08  Use of Proceeds; Margin Regulations...............................25
      7.09  Tax Returns and Payments..........................................25
      7.10  Compliance with ERISA.............................................26
      7.11  Capitalization....................................................26
      7.12  Compliance with Statutes, etc.....................................26
      7.13  Investment Company Act............................................26
      7.14  Public Utility Holding Company Act................................27
      7.15  Year 2000 Compliance..............................................27

SECTION 8.  AFFIRMATIVE COVENANTS.............................................27

      8.01  Information Covenants.............................................27


                                      (iii)

                                                                            Page
                                                                            ----

      8.02  Books, Records and Inspections....................................29
      8.03  Corporate Franchises..............................................29
      8.04  Compliance with Statutes, etc.....................................29
      8.05  ERISA.............................................................29
      8.06  End of Fiscal Years; Fiscal Quarters..............................30
      8.07  Performance of Obligations........................................30
      8.08  Payment of Taxes..................................................30
      8.09  Business..........................................................31
      8.10  Year 2000 Compliance..............................................31

SECTION 9.  NEGATIVE COVENANTS................................................31

      9.01  Consolidation, Merger, Sale of Assets, etc........................31
      9.02  Dividends.........................................................31
      9.03  Interest Coverage Ratio...........................................31


                                      (iv)

                                                                            Page
                                                                            ----

      9.04  Debt to Total Capitalization Ratio................................32
      9.05  Liens.............................................................32

SECTION 10.  EVENTS OF DEFAULT................................................33

      10.01  Payments.........................................................33
      10.02  Representations, etc.............................................33
      10.03  Covenants........................................................33
      10.04  Bankruptcy, etc..................................................33
      10.05  ERISA............................................................34
      10.06  Judgments........................................................34
      10.07  Change of Control................................................34
      10.08  Default Under Other Agreements...................................34
      10.09  Rating...........................................................34
      10.10  Rating...........................................................34

SECTION 11   THE AGENT........................................................35

      11.01  Appointment......................................................35
      11.02  Nature of Duties.................................................35
      11.03  Lack of Reliance on the Agent....................................35
      11.04  Certain Rights of the Agent......................................36
      11.05  Reliance.........................................................36
      11.06  Indemnification..................................................36
      11.07  The Agent in Its Individual Capacity.............................36
      11.08  Holders..........................................................37


                                      (v)

                                                                            Page
                                                                            ----

      11.09  Resignation by the Agent.........................................37

SECTION 12.  MISCELLANEOUS....................................................37

      12.01  Payment of Expenses, etc.........................................37
      12.02  Right of Setoff..................................................38
      12.03  Notices..........................................................38
      12.04  Benefit of Agreement.............................................38
      12.05  No Waiver; Remedies Cumulative...................................40
      12.06  Calculations; Computations.......................................40
      12.07  Governing Law; Submission to Jurisdiction; Venue.................40
      12.08  Obligation to Make Payments in Dollars...........................41
      12.09  Counterparts.....................................................41
      12.10  Effectiveness....................................................41
      12.11  Table of Contents and Headings Descriptive.......................41
      12.12  Amendment or Waiver..............................................42
      12.13  Survival.........................................................42


                                      (vi)

SCHEDULE I        Borrowers
SCHEDULE II       Commitments
SCHEDULE III      Lending Offices

EXHIBIT A         Notice of Borrowing
EXHIBIT B         Form of Term Note
EXHIBIT C         Form of Revolving Note
EXHIBIT D         Form of Opinion of Counsel to the Borrowers
EXHIBIT E         Form of Officers' Certificate
EXHIBIT F         Assignment and Assumption Agreement
EXHIBIT G         Form of Insurance Policy


                                      (vii)

      CREDIT AGREEMENT, dated as of August 31, 1998, among FINANCIAL SECURITY ASSURANCE INC., a New York corporation ("FSA"), each of the insurance company Affiliates of FSA listed on Schedule I attached hereto (each such Affiliate and FSA, a "Borrower" and, collectively, the "Borrowers"), the Banks party hereto from time to time and DEUTSCHE BANK AG, NEW YORK BRANCH, acting in the manner and to the extent described in Section 11 (in such capacity, the "Agent").

                              W I T N E S S E T H:

      WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrowers the credit facilities provided for herein;

      NOW, THEREFORE, IT IS AGREED:

      SECTION 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.

      1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Additional Borrower" shall have the meaning provided in Section 2.13.

      "Additional Borrower Request" shall have the meaning provided in Section 2.13.

      "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to
Section 11.09.

      "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

      "Applicable Lending Office" shall mean, with respect to each Bank, (i) such Bank's Base Rate Lending Office in the case of a Base Rate Loan and (ii) such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

      "Applicable Margin" shall mean a percentage per annum equal to 0.50%.

      "Assignment and Assumption Agreement" shall mean any Assignment and Assumption Agreement substantially in the form of Exhibit F attached hereto entered into pursuant to the terms hereof.

      "Bank" shall mean each financial institution listed on the signature pages hereto and any institution which becomes a Bank hereunder pursuant to Section 12.04(b).

      "Bankruptcy Code" shall have the meaning provided in Section 10.04.

      "Base Rate" shall mean the higher of (i) 1/4 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

      "Base Rate Lending Office" shall mean, with respect to each Bank, the office of such Bank specified as its "Base Rate Lending Office" opposite its name on Schedule III attached hereto or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to FSA and the Agent.

      "Base Rate Loan" shall mean any Loan designated or deemed designated as such by the relevant Borrower at the time of the incurrence thereof or conversion thereto.

      "Base Rate Loans" shall have the meaning provided in Section 2.01(a).

      "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

      "Borrowing" shall mean the borrowing of Loans of one Type from all the Banks on a given date (or the conversion of a Loan or Loans of a Bank or Banks on a given date).

      "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

      "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

      "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

      "Change of Control" shall mean and include the occurrence of any of the following events: (i) any Person, entity or "group" (within the meaning of Sections 13(d) or 14(d) of the

Securities Exchange Act of 1934), other than (directly or indirectly) Fund American Enterprise Holdings, Inc., individually or taken as a whole (a) shall have acquired beneficial ownership of 50% or more of any outstanding class of capital stock of FSA having ordinary voting power in the election of directors or (b) shall have obtained the power (whether or not exercised) to elect the majority of the Board of Directors of FSA or (ii) the Board of Directors of FSA shall not consist of the majority of Continuing Directors.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

      "Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule II attached hereto directly below the column entitled "Commitment", as the same may be (i) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10, and (ii) adjusted from time to time as a result of assignment to or from such Bank pursuant to Section 12.04.

      "Commitment Commission" shall have the meaning provided in Section
3.01(a).

      "Consolidated Long Term Debt" shall mean the total Indebtedness of FSA and its Consolidated Subsidiaries having a maturity of one year or more from the date of its creation, and shown or reflected as "long-term indebtedness" on the consolidated balance sheet of FSA as of the most recent fiscal quarter end immediately preceding the date of determination for which consolidated financial statements of FSA have been issued, and determined in accordance with generally accepted accounting principles, plus, without duplication, the total principal amount of the Loans outstanding as of such fiscal quarter end (regardless of the date of maturity thereof).

      "Consolidated Net Interest Expense" shall mean, for any period, the total consolidated interest expense of FSA and its Consolidated Subsidiaries for such period (determined in accordance with generally accepted accounting principles and shown or reflected on FSA's consolidated financial statements prepared with respect to such period) including, without duplication, that portion of Capitalized Lease Obligations of FSA and its Consolidated Subsidiaries representing the interest factor for such period.

      "Consolidated Net Worth" shall mean the total consolidated stockholders' equity of FSA and its Consolidated Subsidiaries plus amounts classified as "Preferred Stock of Subsidiary," or minority interest, as shown or reflected on the consolidated balance sheet of FSA as of the most recent fiscal quarter end immediately preceding the date of determination for which consolidated financial statements of FSA have been issued, and determined in accordance with generally accepted accounting principles.

      "Consolidated Pretax Income" shall mean, for any period, the consolidated income of FSA and its Consolidated Subsidiaries before provision for income taxes, as shown on the consolidated financial statements of FSA and determined in accordance with generally accepted accounting principles.

      "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles in the United States.

      "Contingent Obligation" shall mean, as to any Person, any payment obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases or other obligations ("primary obligations") of any other Person other than a Consolidated Subsidiary (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation and without duplication, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (1) endorsements of instruments for deposit or collection in the ordinary course of business or (2) obligations under or created by or in connection with insurance contracts entered into in the ordinary course of business by a Person which is an insurance company. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

      "Continuing Directors" shall mean the directors of a Person on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of such Person is supported by a majority of the then Continuing Directors.

      "Conversion Date" shall have the meaning set forth in Section 2.01(b).

      "Credit Documents" shall mean the Credit Agreement, each Note and each Insurance Policy.

      "Credit Event" shall mean the making of any Loan.

      "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

      "Designee" shall mean a Person, other than FSA or an insurance company Affiliate of FSA, designated in a Notice of Borrowing with respect to any Loan to be the borrower with respect thereto, which Person shall be, and shall be stated in such notice to be, an obligor under, or trustee, custodian or collateral agent in respect of, obligations for which FSA or another Borrower has issued an insurance policy.

      "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United

States.

      "Effective Date" shall have the meaning provided in Section 12.10.

      "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder).

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

      "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) which together with FSA or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

      "Eurodollar Lending Office" shall mean, with respect to each Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule III or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to FSA and the Agent.

      "Eurodollar Rate" shall mean, with respect to each Interest Period for a Eurodollar Rate Loan, (i) the rate of interest per annum determined by the Agent as the rate of interest at which Dollar deposits for such Interest Period are quoted on Telerate Page 3750 as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by the Eurodollar Reserve Percentage or (ii) if Telerate Page 3750 is for any reason not available, the average of the offered quotation to first-class banks in the London interbank Eurodollar market by each of the Reference Banks for Dollar deposits of amounts comparable to the outstanding principal amount of the Eurodollar Rate Loan of such Reference Bank for which an interest rate is then being determined with maturities comparable to such Interest Period, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by the Eurodollar Reserve Percentage.

      "Eurodollar Rate Loan" shall mean any Loan designated or deemed designated as such by a Borrower at the time of the incurrence thereof or conversion thereto.

      "Eurodollar Reserve Percentage" shall mean a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D.

      "Event of Default" shall have the meaning provided in Section 10.

      "Expiry Date" shall mean the date occurring on the later of the Revolving Loan Expiry Date and the Term Loan Expiry Date.

      "Extension Request" shall have the meaning set forth in Section 3.04(a).

      "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

      "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

      "FSA" shall have the meaning provided in the first paragraph of this Agreement.

      "Hedging Agreement" shall mean any financial futures contracts, agreement to purchase and sell (or write) exchange listed or over-the-counter put and call options on securities, fixed income indices, foreign exchange contracts, currency swap agreements, mortgage swap agreements, agreements to purchase securities on a when issued or delayed delivery basis, short sales of U.S. governmental securities and financial futures contracts reasonably established by a Person to have been entered into for hedging, duration management and/or risk management purposes.

      "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services,
(ii) the amount available to be drawn under all letters of credit issued for the account of such Person and all drafts drawn and unreimbursed thereunder, (iii) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (v) all Contingent Obligations of such Person, provided that, the term Indebtedness shall not include (a) any indebtedness arising from investment activities in the ordinary course of business that is not required to be classified as indebtedness on such Person's balance sheet in accordance with generally accepted accounting principles, (b) intercompany indebtedness and (c) indebtedness constituting the purchase price of goods used in the ordinary course of business.

      "Initial Borrowing Date" shall mean the date on which the initial Borrowing with respect to a particular Borrower or Designee occurs.

      "Insurance Policy" shall mean a policy of insurance issued by FSA (or, with the prior written consent of the Required Banks, another Borrower) to the Agent on behalf of the Banks insuring the Loans made to a particular Designee substantially in the form of Exhibit G attached hereto.

      "Interest Determination Date" shall mean, with respect to any Eurodollar Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Rate Loan.

      "Interest Period" shall have the meaning provided in Section 2.09.

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code of any jurisdiction or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing), but shall expressly exclude any Hedging Agreement or Repurchase Agreement.

      "Loan" shall mean any Revolving Loan or Term Loan.

      "Margin Stock" shall have the meaning provided in Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

      "Moody's" shall mean Moody's Investors Service, Inc.

      "Note" shall mean any Term Note or Revolving Note.

      "Notice of Borrowing" shall have the meaning provided in Section 2.03.

      "Notice of Conversion" shall have the meaning provided in Section 2.06.

      "Notice Office" shall mean the office of the Agent located at 31 West 52nd Street, New York, New York 10019, Attention: Ms. Tykie Tobin, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

      "Obligations" shall mean all amounts owing to the Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

      "Payment Office" shall mean the office of the Agent located at 31 West 52nd Street, New York, New York 10019, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

      "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" shall mean any multiemployer plan or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there was an obligation to contribute of), FSA, a Subsidiary of FSA or an ERISA Affiliate.

      "Prime Lending Rate" shall mean the rate which Deutsche Bank AG, New York Branch, announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Deutsche Bank AG, New York Branch, may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

      "Rating" shall mean a Person's claims-paying ability, insured financial strength or insurer financial strength rating.

      "Reference Banks" shall mean Deutsche Bank AG, Bayerische Landesbank Girozentrale and Westdeutsche Landesbank Girozentrale.

      "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

      "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

      "Repurchase Agreement" shall mean any agreement to purchase an asset presently and to sell such asset to a third party in the future or any agreement to sell an asset presently and to repurchase such asset from a third party in the future.

      "Required Banks" shall mean, at any time, the Banks owed greater than 50% of the then aggregate unpaid principal amount of the Loans outstanding at such time or, if no Loans are then outstanding, Banks holding greater than 50% of the Total Commitment.

      "Revolving Loans" shall have the meaning set forth in Section 2.01(a).

      "Revolving Loan Expiry Date" shall have the meaning set forth in Section 3.04(a).

      "Revolving Note" shall have the meaning provided in Section 2.05(a).

      "SEC" shall have the meaning provided in Section 8.01(f).

      "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest and the ability to direct such partnership, association, joint venture or other entity at the time; provided, however, that for purposes of this Agreement, "Subsidiaries of FSA" shall only include insurance company Subsidiaries of FSA.

      "S&P" shall mean Standard & Poor's Ratings Services.

      "Taxes" shall have the meaning provided in Section 4.04(a).

      "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

      "Term Loan Conversion Notice" shall have the meaning set forth in Section 2.01(b).

      "Term Loans" shall have the meaning set forth in Section 2.01(b).

      "Term Loan Expiry Date" shall have the meaning set forth in Section
3.04(b).

      "Term Note" shall have the meaning provided in Section 2.05(a).

      "Total Capitalization" means Consolidated Net Worth plus Consolidated Long Term Debt.

      "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

      "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Rate Loan.

      "Unfunded Current Liability" of any Plan means the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

      "United States" and "U.S." shall each mean the United States of America.

      "Unutilized Commitment" shall mean, for any Bank, at any time, the Commitment of such Bank at such time less the aggregate principal amount of all Loans made by such Bank and then outstanding.

      "Unutilized Total Commitment" shall mean the sum of the Unutilized Commitments of each of the Banks.

      "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest and the ability to direct such partnership, association, joint venture or other entity at such time.

      1.02 Principles of Construction. (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

      (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States in conformity with those used in the preparation of the financial statements referred to in Section 7.05(a).

      SECTION 2. AMOUNT AND TERMS OF CREDIT.

      2.01 The Loans. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, at any time and from time to time prior to the Revolving Loan Expiry Date, to, upon request of a Borrower (provided such Borrower is FSA or a Subsidiary of FSA at the time), make loans (any such loan made by any Bank a "Revolving Loan" and such loans made by any Bank or by all the Banks, as the context requires, the "Revolving Loans") to such Borrower or its Designee, which Loans (i) shall, at the option of such Borrower, be Base Rate Loans or Eurodollar Rate Loans, provided that, except as otherwise specifically provided in Section 2.10(b), all Loans comprising the same Borrowing shall at all times be of the same Type and (ii) may be prepaid and reborrowed in accordance with the provisions hereof; provided, however, that the aggregate principal amount of Loans outstanding from any Bank shall at no time exceed the Commitment of such Bank at such time. More than one Borrowing may occur on the same date, but Eurodollar Rate Loans comprising more than three Borrowings to any one Borrower shall not be outstanding under this Agreement at any time, provided that Eurodollar Rate Loans resulting from a conversion pursuant to Section 2.10(b) shall not be deemed to be a Borrowing for this purpose.

      (b) Subject to and upon the terms and conditions set forth herein, and provided that no Default or Event of Default under Section 10.01, 10.04, 10.08 or 10.09 has occurred and is continuing, any Borrower may, by giving written notice (each such notice, a "Term Loan Conversion Notice") to the Agent and each Bank on any Business Day (each such date, a "Conversion Date") prior to the Revolving Loan Expiry Date, elect to convert the aggregate principal amount of Revolving Loans owing by such Borrower or its Designee to such Bank and outstanding at such time, in whole or in part, into Term Loans owing to such Bank hereunder. Each Term Loan Conversion Notice shall (i) specify the Revolving Loans to be so converted into Term Loans, and shall be continued initially as Base Rate Loans or Eurodollar Rate Loans to the extent the Revolving Loans to be converted on the applicable Conversion Date are Base Rate Loans or Eurodollar Rate Loans, as the case may be, and (ii) shall include a certification by a senior officer of FSA that no Default or Event of Default under Section 10.01, 10.04, 10.08 or 10.09 has occurred and is continuing. The Term Loans of any Bank into which Revolving Loans of such Bank are so converted (A) shall, at the option of the relevant Borrower, be Base Rate Loans or Eurodollar Rate Loans, provided that all Term Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type, it being understood that any Revolving Loans that constitute Eurodollar Rate Loans at the time of the conversion thereof into Term Loans shall continue as Eurodollar Rate Loans for the respective Interest Periods then applicable to them, and (B) shall not exceed in initial principal amount for such Bank an amount which equals the aggregate amount of Revolving Loans owed to such Bank and outstanding at the time of such conversion. Once repaid, Term Loans may not be reborrowed.

      2.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing hereunder shall be not less than $1,000,000, except as required by Section 2.10(b).

      2.03 Notice of Borrowing. Whenever a Borrower desires to make or arrange for a Borrowing of Revolving Loans hereunder, it shall give the Agent at its Notice Office at least one Business Day's prior notice of each Base Rate Loan and at least three Business Days' prior notice of each Eurodollar Rate Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such notice (each a "Notice of Borrowing") shall be in the form of Exhibit A attached hereto, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Revolving Loans being made pursuant to such Borrowing are to be maintained initially as Base Rate Loans or Eurodollar Rate Loans, if Eurodollar Rate Loans, the initial Interest Period to be applicable thereto and, if such Loan is to be made to a Designee, the name and address of such Designee and the relationship of such Designee to FSA. The Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

      2.04 Disbursement of Funds. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Bank will make available, through such Bank's Applicable Lending Office, its pro rata portion of each Borrowing requested to be made on such date, in Dollars and in immediately available funds at the Payment Office of the Agent, and the Agent will make available to the relevant Borrower or Designee at its Payment Office the aggregate of the amounts so made available by the Banks. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the relevant Borrower or Designee a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount from such Bank on demand. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the relevant Borrower or Designee and such Borrower or Designee shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or such Borrower or Designee, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to such Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, the cost to the Agent of acquiring overnight Federal funds and (ii) if recovered from such Borrower, the then applicable rate for Base Rate Loans or Eurodollar Rate Loans, as the case may be. Nothing in this Section 2.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which any Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

      2.05 Notes. (a) Each Borrower's or Designee's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced
(i) if Term Loans, by a promissory note duly executed and delivered by such Borrower substantially in the form of Exhibit B attached hereto with blanks appropriately completed in conformity herewith (each, a "Term Note" and, collectively, the "Term Notes") and (ii) if Revolving Loans, by a promissory note duly executed and delivered by such Borrower or its Designee, substantially in the form of Exhibit C attached hereto, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes").

      (b) The Term Notes issued to each Bank shall (i) be executed by the relevant Borrower or its Designee, (ii) be payable to the order of the relevant Bank and be dated the relevant Conversion Date, (iii) be in a stated principal amount equal to the Commitment of the relevant Bank and be payable in the principal amount of Term Loans evidenced thereby, (iv) mature on the Term Loan Expiry Date, (v) bear interest as provided in the appropriate clause of Section
2.08 in respect of the Base Rate Loans and Eurodollar Rate Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

      (c) The Revolving Notes issued to each Bank shall (i) be executed by the relevant Borrower or its Designee, (ii) be payable to the order of the relevant Bank and be dated the relevant Initial Borrowing Date, (iii) be in a stated principal amount equal to the Commitment of the relevant Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Expiry Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans and Eurodollar Rate Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

      (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect any Borrower's or Designee's obligations in respect of such Loans.

      2.06 Conversions. Each Borrower shall have the option to convert on any Business Day all or a portion equal to $1,000,000 of the outstanding principal amount of the Loans made to it or its Designee pursuant to one or more Borrowings of one or more Types of Loan into a Borrowing of another Type of Loan, provided that (i) except as otherwise provided in Section 2.10(b), Eurodollar Rate Loans may be converted into Loans of another Type only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Rate Loans shall reduce the outstanding principal amount of Eurodollar Rate Loans made pursuant to a single Borrowing to less than $1,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Rate Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings than is permitted under Section 2.01. Each such conversion shall be effected by the relevant Borrower giving the Agent at its Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted and, if to be converted into Eurodollar Rate Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

      2.07 Pro Rata Borrowings. All Borrowings of Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

      2.08 Interest. (a) Each Borrower agrees to pay (or, with respect to Loans made to its Designee, insure the payment of) interest in respect of the unpaid principal amount of each Base Rate Loan of such Borrower or Designee from the date the proceeds thereof are made available to such Borrower or Designee until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be the Base Rate in effect from time to time.

      (b) Each Borrower agrees to pay (or, with respect to Loans made to its Designee, insure the payment of) interest in respect of the unpaid principal amount of each Eurodollar Rate Loan of such Borrower or Designee from the date the proceeds thereof are made available to such Borrower or Designee until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be the Eurodollar Rate (adjusted for maximum reserves) as determined by the Agent for the respective Interest Period plus the Applicable Margin.

      (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan of a Borrower or a Designee and any other overdue amount payable by such Borrower or Designee hereunder shall bear interest at a rate per annum equal to 2% per annum in excess of the Base Rate in effect from time to time; provided, however, that, to the extent permitted by law, no Loan shall bear interest after maturity at a rate per annum less than 2% in excess of the rate of interest applicable thereto at maturity.

      (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, and on the date of any prepayment thereof (on the amount prepaid) and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

      (e) On each Interest Determination Date, the Agent shall determine the interest rate for the Eurodollar Rate Loans for which such determination is being made and shall promptly notify the relevant Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

      2.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Rate Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Rate Loan (in the case of any subsequent Interest Period), each relevant Borrower shall have the right to elect, by giving the Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Rate Loan, which Interest Period shall, at the option of such Borrower, be a one, three or six month period, provided that: (i) all Eurodollar Rate Loans comprising a Borrowing shall at all times have the same Interest Period except as otherwise required by Section 2.10(b); (ii) the initial Interest Period for any Eurodollar Rate Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion thereof into a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires; (iii) if any Interest Period relating to a Eurodollar Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period for a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (v) no Interest Period shall extend beyond the Expiry Date; and (vi) no Interest Period in respect of the Revolving Loans comprising a Borrowing shall extend beyond any date upon which a mandatory reduction of the Total Commitment will be required to be made under Section 3.03 if the aggregate principal amount of Loans which have Interest Periods which will expire after such date will be in excess of the Total Commitment after giving effect to such reduction. If upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, the relevant Borrower has failed to elect a new Interest Period to be applicable to such Eurodollar Rate Loan as provided in this Section 2.09, such Borrower shall be deemed to have elected to convert such Loan into a Base Rate Loan effective as of the expiration date of such current Interest Period.

      2.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Rate Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order or request), such as, for example, but not limited to, (A) a change in the basis of taxation of payments to any Bank or its Applicable Lending Office of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank or its Applicable Lending Office imposed by the jurisdiction in which its principal office or Applicable Lending Office is located) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate, and/or (y) other circumstances affecting such Bank or the interbank Eurodollar market, as the case may be, or the position of such Bank in such market; or

            (iii) at any time, that the making or continuance of any Eurodollar Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Bank with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to each Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Rate Loans shall no longer be available until such time as the Agent notifies FSA and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by a Borrower with respect to Eurodollar Rate Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, the relevant Borrowers shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to each relevant Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

      (b) At any time that any Eurodollar Rate Loan is affected by the circumstances described in Section 2.10(a)(ii) or 2.10(a)(iii), the relevant Borrower may (and in the case of a Eurodollar Rate Loan affected by the circumstances described in Section 2.10(a)(iii) shall) either (i) if the affected Eurodollar Rate Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Agent notice by telephone (confirmed in writing) of the cancellation on the same date that the relevant Borrower was notified by the Bank or the Agent pursuant to Section 2.10(a)(ii) or 2.10(a)(iii) or (ii) if the affected Eurodollar Rate Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such Eurodollar Rate Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 2.10(b).

      (c) If any Bank determines at any time that any change in applicable law or governmental rule, regulation, order or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank based on the existence of such Bank's Commitment hereunder or its obligations hereunder, then each relevant Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts to the extent the Bank has not otherwise been reimbursed pursuant to
Section 2.10 as a result of the occurrence of any event specified in Section 2.10(a)(ii) as shall be required to compensate such Bank for the increased cost to such Bank as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to each relevant Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the obligations of any Borrower to pay additional amounts pursuant to this Section 2.10(c).

      2.11 Compensation. Each Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation and shall, absent manifest error, be final and conclusive and binding on all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Rate Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of

Borrowing or Notice of Conversion from such Borrower (whether or not withdrawn by such Borrower or deemed rescinded pursuant to Section 2.10(a)); (ii) if any repayment (including any prepayment made pursuant to Section 4) or conversion of any of its Eurodollar Rate Loans by such Borrower occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by such Borrower; or (iv) as a consequence of (a) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or the Note of such Bank or (b) any action taken pursuant to
Section 2.10(b).

      2.12 Change of Applicable Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(c) or 4.04 with respect to such Bank, it will, if requested by any Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another Applicable Lending Office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and its Applicable Lending Office will suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this
Section 2.12 shall affect or postpone any of the obligations of any Borrower or Designee or the right of any Bank provided in Section 2.10 or 4.04.

      2.13 Addition of New Borrowers. FSA may, from time to time prior to the Revolving Loan Expiry Date, request in writing (each such request, an "Additional Borrower Request") that any Affiliate of FSA be included in this Agreement as an additional borrower hereunder subject to the terms and conditions hereof (any such Affiliate, an "Additional Borrower"). Such Additional Borrower Request shall be delivered to each of the Banks and the Agent and shall include (i) a certification by a senior officer of such Additional Borrower that such Additional Borrower makes (with respect to itself) each of the representations, warranties and agreements contained in Section 7 as of the date of such certification and as of the date such Additional Borrower becomes a Borrower, (ii) a certification by a senior officer of FSA that no Default or Event of Default has occurred and is continuing or will occur as a result of such Additional Borrower becoming a Borrower and (iii) true and correct copies of the most recently prepared audited and unaudited financial statements of such Additional Borrower. Upon receipt of an Additional Borrower Request, each Bank in its sole discretion shall determine whether it shall consent to such request, any such consent to be in writing and delivered to the Agent. Failure by any Bank to deliver such a consent within 30 days of such request shall be deemed a refusal to consent by such Bank. To the extent the Agent receives written consents from all Banks with respect to a particular Additional Borrower Request, the Agent shall notify FSA, the relevant Additional Borrower and the Banks thereof, and such Additional Borrower shall become a Borrower under this Agreement upon receipt by the Agent of (a) a written acknowledgement from such Additional Borrower consenting to its becoming a Borrower and (b) such other certificates, opinions and instruments (including those comparable to the items delivered by or on behalf of all Borrowers pursuant to Sections 5.03 and 5.04) as the Agent may reasonably request.

      2.14 Removal of Borrowers. FSA may, from time to time upon written notice to the

Agent, remove any Borrower hereunder provided that at such time neither such Borrower or any of its Designees has any obligations outstanding under this Agreement.

      SECTION 3. COMMITMENT COMMISSION; FEES; REDUCTIONS OF COMMITMENT.

      3.01 Fees. (a) FSA agrees to pay to the Agent for distribution to each Bank a commitment commission (the "Commitment Commission") for the period from the Effective Date until the Expiry Date (or such earlier date as the Total Commitment shall have been terminated) computed at a rate equal to 0.125% per annum on the daily average Unutilized Commitment of such Bank. Commitment Commission shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the Expiry Date or upon such earlier date as the Total Commitment shall be terminated.

      (b) FSA shall pay to the Agent, for its own account, such fees as may be agreed to from time to time between FSA and the Agent.

      3.02 Voluntary Termination of Unutilized Total Commitment. Upon at least five Business Days' prior notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), FSA shall have the right, without premium or penalty, to terminate the Unutilized Total Commitment in whole or in part, in integral multiples of $1,000,000, provided that any such termination shall apply proportionately to reduce the Commitment of each Bank.

      3.03 Mandatory Termination of Commitment. (a) The Commitment of any Bank which does not agree to extend the Revolving Loan Expiry Date shall terminate in its entirety on such Revolving Loan Expiry Date then in effect.

      (b) In addition to any other mandatory Commitment reductions pursuant to this Section 3.03, the Commitment of each Bank to make a Revolving Loan shall terminate in its entirety on the Revolving Loan Expiry Date.

      (c) In addition to any other mandatory Commitment reductions pursuant to this Section 3.03, the Commitment of each Bank to make a Term Loan shall terminate in its entirety on the Revolving Loan Expiry Date.

      3.04 Expiry Date. (a) The expiration of the Commitments of the Banks to make Revolving Loans shall be August 30, 1999 (the "Revolving Loan Expiry Date"); provided, however, that before (but not earlier than 60 days nor later than 30 days before) each anniversary of the Effective Date, FSA may make a written request (an "Extension Request") to the Agent at its Notice Office and each of the Banks that the Revolving Loan Expiry Date be extended by 364 days. Such Extension Request shall include a certification by a senior officer of FSA that no Default or Event of Default has occurred and is continuing and all representations and warranties contained herein and the other Credit Documents are true and correct in all material respects on and as of the date of the Extension Request (it being understood and agreed that any representation or warranty which expressly refers by its terms to a specified date shall be required to be true only as of such date). If, by the date occurring 15 days next succeeding the Agent's receipt of such Extension Request, any Bank agrees thereto in writing by so indicating on counterparts of the Extension Request and delivering such counterpart to FSA, "Revolving Loan Expiry Date" as to such Bank shall mean the day occurring 364 days subsequent to the Revolving Loan Expiry Date then in effect, provided that (i) any failure by the Agent or a Bank to so notify FSA shall be deemed to be a disapproval by such Bank of the Extension Request; and (ii) the portion of the Commitment representing the Commitment of any Bank not so agreeing shall terminate on the Revolving Loan Expiry Date as then in effect. The Commitment of any Bank to make Revolving Loans which does not so agree shall terminate upon the Revolving Loan Expiry Date then in effect. No Bank shall be obligated to grant any extension pursuant to this Section 3.04 and any such extension shall be in the sole discretion of each Bank. Each Borrower shall pay to each Bank which does not so agree all amounts owing under its Revolving Note and this Agreement on the effective date of the termination of such Bank's Commitment. In the event of any extension pursuant to this
Section 3.04, each Borrower shall be deemed to have represented and warranted on and as of the effective date of such extension that no Default or Event of Default has occurred and is continuing and all representations and warranties contained herein and the other Credit Documents with respect to such Borrower are true and correct in all material respects on and as of the date of such extension (it being understood and agreed that any representation or warranty which expressly refers by its terms to a specified date shall be required to be true only as of such date).

      (b) Each Term Loan shall mature on the third anniversary of the Conversion Date related to such Term Loan (the "Term Loan Expiry Date").

      SECTION 4. PREPAYMENTS; PAYMENTS.

      4.01 Voluntary Prepayments. Each Borrower and Designee shall have the right to prepay the Loans made to it, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) the relevant Borrower or Designee shall give the Agent at its Notice Office at least three Business Days' prior notice of its intent to prepay the Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall promptly transmit to each of the Banks; (ii) each partial prepayment shall be in an aggregate principal amount of at least $1,000,000, provided that no partial prepayment of Eurodollar Rate Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000; (iii) prepayments of Eurodollar Rate Loans made pursuant to this Section 4.01 may only be made on the last day of an Interest Period applicable thereto; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.

      4.02 Mandatory Prepayments (a) On any day on which the aggregate outstanding principal amount of the Loans exceeds the Total Commitment as then in effect (other than a reduction in the Total Commitment pursuant to Section
10), each Borrower and Designee which has one or more Revolving Loans then outstanding shall prepay principal of such Loans proportionately so that an aggregate principal amount equal to such excess is prepaid.

      (b) In addition to any other prepayments pursuant to this Section 4.02, each Borrower and Designee shall be required to repay 50% of the original amount of each Term Loan made to it on or prior to the date occurring 30 months following the Conversion Date for such Term Loan.

      4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Except as otherwise provided in Section 2.09(iv), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

      4.04 Net Payments. (a) All payments made by any Borrower or Designee hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or Applicable Lending Office of such Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay (on a pro rata basis) the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. Each Borrower will furnish to the applicable Bank within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Each Borrower (on a pro rata basis) will indemnify and hold harmless each Bank, and reimburse each Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

      (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees
(i) in the case of any such Bank that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code and which constitutes a Bank hereunder on the Effective Date, to provide to FSA and the Agent on or prior to the Effective Date two original signed copies of Service Form 4224 or Form 1001 certifying to such Bank's entitlement to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, (ii) in the case of any such Bank that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, that, to the extent legally entitled to do so, (A) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04(b) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (B) with respect to any such Bank, from time to time upon the reasonable written request of FSA after the Effective Date, such Bank will provide to FSA two original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Bank's entitlement to an exemption from, or reduction in, United States withholding tax with respect to payments to be made under this Agreement and under any Note, (iii) in the case of a Bank other than a Bank described in clause (i) or (ii) above, to provide to FSA on or prior to the Effective Date, two accurate and complete original signed copies of Internal Revenue Service Form W-8, certifying to such Bank's entitlement at the date of such certificate, to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and under any Note and (iv) in the case of any such Bank (other than a Bank described in clause (i) or (ii) above), to the extent legally entitled to do so (A) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04(b) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (B) with respect to any such Bank, from time to time upon the reasonable written request of FSA after the Effective Date, to provide to FSA such other forms as may be required in order to establish the entitlement of such Bank to an exemption from withholding with respect to payments under this Agreement and under any Note. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, any Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to pay the respective Bank additional amounts with respect thereto) for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to the relevant Borrower such forms required to be provided to such Borrower pursuant to the first sentence of this Section 4.04(b) (or to the extent such forms do not establish a complete exemption from such withholding). Notwithstanding anything to the contrary contained in the preceding sentence and except as set forth in Section 12.04(b), each Borrower agrees to indemnify each Bank in the manner set forth in Section 4.04(a) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

      SECTION 5. CONDITIONS PRECEDENT TO EFFECTIVENESS.

      This Agreement shall become effective subject to the satisfaction (or waiver by the Agent and the Required Banks) of the following conditions:

      5.01 Execution of Agreement. Each Borrower and each Bank shall have signed a copy of this Agreement (whether the same or different copies) and shall have delivered the same to the Agent at its Notice Office.

      5.02 No Default; Representations and Warranties. There shall exist no Default or Event of Default and all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date.

      5.03 Opinions of Counsel. (a) The Agent shall have received an opinion addressed to it and the Banks and dated the Effective Date from an attorney in the FSA legal department, substantially in the form attached hereto as Exhibit D.

      (b) The Banks shall have received an opinion addressed to each of them and dated the Effective Date from White & Case LLP, special counsel to the Agent and the Banks, in form and substance satisfactory to each of them.

      5.04 Corporate Documents; Proceedings. (a) The Agent shall have received a separate certificate from each Borrower, dated the Effective Date, signed by an authorized officer of such Borrower, and attested to by the Secretary or any Assistant Secretary of such Borrower, in the form of Exhibit E attached hereto with appropriate insertions, together with copies of the charter documents and resolutions of such Borrower referred to in such certificate.

      (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Agent, and it shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

      5.05 Adverse Change, Rating, etc. (a) Nothing shall have occurred (and no Bank shall have become aware of any facts or conditions not previously known) which such Bank shall reasonably determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of such Bank, or on the ability of any Borrower to perform its obligations to such Bank or which has, or could reasonably be expected to have, a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of any Borrower.

      (b) All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by the Credit Documents.

      (c) On the Effective Date, the Rating of FSA and each other Borrower assigned by

Moody's and S&P shall be Aaa and AAA, respectively.

      5.06 Litigation. No litigation by any entity (private or governmental) shall be pending or threatened with respect to any Credit Document or any documentation executed in connection herewith or the transactions contemplated hereby, or with respect to any material Indebtedness of any Borrower or which any Bank shall determine could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of any Borrower.

      5.07 Fees, etc. The Borrowers shall have paid to the Agent and to the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agent and/or the Banks to the extent then due.

      All the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Agent at the Agent's Notice Office.

      6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of any Bank to make any Loan is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

      6.01 Effectiveness; No Default. At the time of each such Credit Event and also after giving effect thereto (i) the Effective Date shall have occurred and
(ii) no Default or Event of Default under Section 10.01, 10.04, 10.08 or 10.09 shall have occurred and be continuing.

      6.02 Notice of Borrowing; Term Loan Conversion Notice. Prior to the making of each Revolving Loan, the Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03. Prior to the making of each Term Loan, the Agent shall have received a Term Loan Conversion Notice meeting the requirements of Section 2.01(b).

      6.03 Notes. Prior to the making of the initial Revolving Loan to any Borrower or Designee, there shall have been delivered to each Bank a separate Revolving Note executed by such Borrower or Designee in the amount, maturity and as otherwise provided herein. Prior to the conversion of any Revolving Loan to a Term Loan on behalf of any Borrower or Designee, there shall have been delivered to each Bank a separate Term Loan executed by such Borrower or Designee in the amount, maturity and as otherwise provided herein.

      6.04 Insurance Policy. Prior to the making of any Loan to any Designee, the Agent shall have received a fully executed and enforceable Insurance Policy with respect to such Loan, together with an opinion from an attorney in the FSA legal department confirming the enforceability of such Insurance Policy in accordance with its terms.

      The acceptance of the proceeds of each Credit Event shall constitute a representation and warranty by FSA and the relevant Borrower to each Bank that the conditions specified in this Section 6 have been satisfied.

      SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

      In order to induce the Banks to enter into this Agreement and to make the Loans, each Borrower makes the following representations, warranties and agreements as to itself, and FSA makes such representations, warranties and agreements as to itself and as to each Borrower, all as of the Effective Date and all of which shall survive the execution and delivery of this Agreement, the Notes and the Insurance Policies and the making of the Loans:

      7.01 Corporate Status. Such Borrower (i) is a duly organized and validly existing corporation under the laws of the jurisdiction of its incorporation,
(ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to qualify would not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of such Borrower and its Subsidiaries taken as a whole.

      7.02 Corporate Power and Authority. Such Borrower has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Such Borrower has, or in the case of the Credit Documents other than this Agreement, by the Effective Date will have, duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Document constitutes or, in the case of each such other Credit Document when executed and delivered, will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

      7.03 No Violation. Neither the execution, delivery or performance by such Borrower of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the use of the proceeds of the Loans
(i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality,
(ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which such Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the charter documents of such Borrower or any of its Subsidiaries.

      7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document to which such Borrower is a party or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

      7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; etc. (a) The consolidated balance sheet of such Borrower and its Consolidated Subsidiaries at December 31, 1997, and the related consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of such Borrower and its Consolidated Subsidiaries for the fiscal year ended on such date, all heretofore furnished to the Banks, present fairly the consolidated financial condition of such Borrower and its consolidated Subsidiaries at the date of such balance sheet and the consolidated results of the operations of such Borrower and its consolidated Subsidiaries for such fiscal year. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since December 31, 1997, there has been no material adverse change in the business, operations, property, assets, condition (financial or otherwise) or prospects of such Borrower and its Subsidiaries taken as a whole.

      (b) Except as fully reflected in the financial statements delivered pursuant to Section 7.05(a), and except for liabilities or obligations relating to insurance policies, there were as of the Effective Date no liabilities or obligations with respect to such Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to such Borrower or to such Borrower and its Subsidiaries taken as a whole. As of the Effective Date, such Borrower does not know of any basis for the assertion against such Borrower or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to such Borrower and its Subsidiaries taken as a whole.

      7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of such Borrower, threatened (i) with respect to any Credit Document or (ii) that are reasonably likely to materially and adversely affect the business, operations, property, assets or condition (financial or otherwise) of such Borrower and its Subsidiaries taken as a whole.

      7.07 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of such Borrower to the Agent or any Bank (including without limitation all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

      7.08 Use of Proceeds; Margin Regulations. All proceeds of each Loan shall be used by such Borrower or its Designee only for general corporate purposes (including payment of insurance claims and expenses and payments made to avoid or defer obligations to make such payments) and no part of the proceeds of any Loan will be used by such Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

      7.09 Tax Returns and Payments. Such Borrower and each of its Subsidiaries has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested or which will be contested in good faith and for which adequate reserves (in the good faith judgment of the management of such Borrower) have been established. Such Borrower and each of its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of such Borrower) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

      7.10 Compliance with ERISA. Each Plan of such Borrower is in substantial compliance with applicable provisions of ERISA and the Code; no Reportable Event has occurred with respect to any such Plan; no such Plan is insolvent or in reorganization; no such Plan has an Unfunded Current Liability, and no such Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither such Borrower nor any Subsidiary or ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA which expects to incur any liability under any of the foregoing sections with respect to any such Plan; no proceedings have been instituted to terminate any such Plan; no condition exists which presents a material risk to such Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of such Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of this Agreement, would not exceed $50,000; and no Lien imposed under the Code or ERISA on the assets of such Borrower or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan.

      7.11 Capitalization. On the Effective Date, the authorized capital stock of FSA consists of 500 common shares, par value $30,000 per share, of which 500 shares are issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable. FSA does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock except as otherwise disclosed in its financial statements or reports filed with the SEC by Financial Security Assurance Holdings Ltd.

      7.12 Compliance with Statutes, etc. Such Borrower and each of its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its respective business and the ownership of its respective property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not reasonably be expected to have, in the aggregate, a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of such Borrower and its Subsidiaries taken as a whole.

      7.13 Investment Company Act. Neither such Borrower nor any of its Designees or insurance company Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      7.14 Public Utility Holding Company Act. Neither such Borrower nor any of its Designees or insurance company Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      7.15 Year 2000 Compliance. Such Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the risk that computer applications used by such Borrower or any of its Subsidiaries (or any supplier, vendor or customer) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (such risk, the "Year 2000 Problem"), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in accordance with such timetable. Based on the foregoing, such Borrower believes that all computer applications used by such Borrower that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 except to the extent that a failure to do so would not reasonably be expected to have, in the aggregate, a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of such Borrower or of such Borrower and its Subsidiaries taken as a whole.

      SECTION 8. AFFIRMATIVE COVENANTS.

      8.01 Information Covenants. FSA will furnish (or caused to be furnished) to the Agent, in sufficient copies for each Bank to be able to receive a copy:

            (a) Quarterly Financial Statements. Within 60 days after the close of the first three quarterly accounting periods in each fiscal year of FSA, the consolidated balance sheet of FSA and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income, changes in shareholders' equity and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be in the form contained in the Quarterly Report on Form 10-Q filed by FSA's parent with the SEC and shall be certified by the Treasurer, Chief Financial Officer or Chief Accounting Officer of FSA, subject to normal year-end audit adjustments.

            (b) Annual Financial Statements. Within 115 days after the close of each fiscal year of FSA, (i) the consolidated balance sheet of FSA and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, changes in shareholders' equity cash flows for such fiscal year in each case in the form contained in the Annual Report on Form 10-K filed by FSA's parent with the SEC and setting forth comparative figures for the preceding fiscal year and certified by PricewaterhouseCoopers LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of FSA and its Consolidated Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) management's discussion and analysis of consolidated (including FSA's parent) financial condition and results of operations for such fiscal year.

            (c) Management Letters. Promptly after the receipt thereof by FSA or any of its Subsidiaries, a copy of any "management letter" received by FSA or such Subsidiary from its certified public accountants and the management's responses thereto.

            (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 8.01(a) and 8.01(b), a certificate of the Chief Financial Officer, the Chief Accounting Officer or the Treasurer of FSA to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of a fiscal quarter or year of FSA, set forth the calculations required to establish whether FSA was in compliance with the provisions of Sections 9.02, 9.03 and 9.04.

            (e) Notice of Default or Litigation. Promptly, and in any event within two Business Days after an executive officer of FSA obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental investigation or proceeding pending (A) against any Borrower which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of such Borrower and its Subsidiaries taken as a whole, (B) with respect to any material Indebtedness of any Borrower or
      (C) with respect to any Credit Document.

            (f) Other Reports and Filings. Promptly upon request, copies of all financial information, proxy materials and other information and reports, if any, which FSA or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

            (g) Borrower Financial Statements. Within 90 days after the close of each fiscal year of each Borrower other than FSA, the consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as at the end of such fiscal year certified by independent certified public accountants (if such certification has been otherwise obtained) or an appropriate financial officer of such Borrower.

            (h) Other Information. From time to time, and subject to applicable confidentiality restrictions, such other information or documents (financial or otherwise) not available on the FSA website (www.fsa.com) as any Bank may reasonably request.

      8.02 Books, Records and Inspections. Each Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, during regular business hours and under guidance of officers of such Borrower or such Subsidiary, any of the properties of such Borrower or such Subsidiary, and to examine the books of account of such Borrower or such Subsidiary and discuss the affairs, finances and accounts of such Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request.

      8.03 Corporate Franchises. Each Borrower will do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.03 shall prevent the withdrawal by any Borrower of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower and its Subsidiaries taken as a whole.

      8.04 Compliance with Statutes, etc. Each Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of such Borrower and its Subsidiaries taken as a whole.

      8.05 ERISA. As soon as possible and, in any event, within 20 days after any Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, such Borrower will deliver to each of the Banks a certificate of an appropriate officer of such Borrower setting forth details as to such occurrence and the action, if any, that such Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Borrower, such Subsidiary, such ERISA Affiliate, the PBGC or a Plan participant or the Plan administrator with respect thereto: that a Reportable Event with respect to a Plan of such Borrower has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan of such Borrower; that a material contribution required to be made to a Plan of such Borrower has not been timely made; that a Plan of such Borrower has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan of such Borrower has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan of such Borrower, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan of such Borrower; that such Borrower, any of its Subsidiaries or any ERISA Affiliate will or may incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan of such Borrower under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to such a Plan under Section 401(a)(29), 4971 or 4975 of the Code or
Section 409 or 502(i) or 502(l) of ERISA; or that such Borrower or any Subsidiary may incur any material liability other than in the ordinary course of business pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees of such Borrower or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) of such Borrower. Each Borrower will deliver to each of the Banks upon request a complete copy of the annual report (Form 5500) of each Plan of such Borrower required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any material notices received by any Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to any Plan shall be delivered upon request to the Banks no later than 20 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by such Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

      8.06 End of Fiscal Years; Fiscal Quarters. FSA shall cause its fiscal year to end on December 31 and its fiscal quarters to end on the last day of March, June, September and December.

      8.07 Performance of Obligations. Each Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of such Borrower and its Subsidiaries taken as a whole.

      8.08 Payment of Taxes. Each Borrower will pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of such Borrower or any of its Subsidiaries; provided that no Borrower or any Subsidiary of any Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being or which will be contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of such Borrower) with respect thereto in accordance with generally accepted accounting principles.

      8.09 Business. FSA will continue to be primarily engaged in the financial guaranty insurance business.

      8.10 Year 2000 Compliance. FSA will promptly notify the Agent in the event it discovers or determines that any computer application (including those of any supplier, vendor or customer) that is material to any Borrower's or any Borrower's Subsidiary's business and operations will not be able to perform properly data-sensitive functions for all dates before and after January 1, 2000, except to the extent that such failure could not reasonably be expected to have, in the aggregate, a material adverse effect on the business, operations, property, assets, conditions (financial or otherwise) or prospects of such Borrower and its Subsidiaries taken as a whole.

      SECTION 9. NEGATIVE COVENANTS.

      9.01 Consolidation, Merger, Sale of Assets, etc. FSA will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (other than with one of its Subsidiaries), or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property or assets.

      9.02 Dividends. FSA will not, nor will it permit any of its Subsidiaries to, declare or pay any dividends, or make any payments constituting a return of capital under generally accepted accounting principles, to its stockholders, or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such generally (which distributions, payments or delivery would constitute a dividend or distribution under the laws of the jurisdiction of organization of FSA or such Subsidiary, as the case may be) or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by FSA or such Subsidiary with respect to its capital stock, other than options or warrants issued under an employee or director option or restricted stock plan approved by the Board of Directors of FSA), or set aside any funds for any of the foregoing purposes, except that (i) dividends or distributions in shares of capital stock of FSA or its Subsidiaries is permitted, (ii) any Subsidiary may pay dividends to, or purchase capital stock from, FSA or any Wholly-Owned Subsidiary of FSA and (iii) so long as no Event of Default under Section 10.10 is then in existence and is uncured or not waived (and would not be in existence as a result of the payment of such dividends or other action), FSA or any Subsidiary may pay dividends or take any other action otherwise restricted or prohibited by this Section 9.02 at any time if at the time of such action Consolidated Net Interest Expense for FSA's most recent fiscal quarter immediately preceding the date of determination for which its consolidated financial statements have been issued is less than or equal to 3-1/3% of FSA's surplus as regards policyholders (determined in accordance with applicable statutory accounting principles) as of the most recent fiscal quarter end immediately preceding the date of determination for which FSA's statutory financial statements have been filed with the New York Insurance Superintendent.

      9.03 Interest Coverage Ratio. FSA will not permit the ratio of (i) Consolidated Pretax Income plus Consolidated Net Interest Expense to (ii) Consolidated Net Interest Expense, for the twelve month period ended on the last day of the fiscal quarter immediately preceding the date of determination for which FSA's consolidated financial statements have been issued, to be less than
2.5 to 1.0.

      9.04 Debt to Total Capitalization Ratio. FSA will not permit the ratio of Consolidated Long Term Debt to Total Capitalization at any fiscal quarter end of FSA to be greater than 0.3 to 1.0.

      9.05 Liens. FSA will not, and will not permit any Borrower to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of FSA or any Borrower, whether now owned or hereafter acquired, provided that the provisions of this
Section 9.05 shall not prevent the creation, incurrence, assumption or existence of:

            (a) Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

            (b) Liens in respect of property or assets of FSA or any Borrower imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, Liens on insurance license security deposits and other similar Liens arising in the ordinary course of business and (i) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            (c) Liens existing prior to the time of acquisition upon any property acquired by FSA or any Borrower or placed upon property at the time of acquisition by FSA or any Borrower to secure all or a portion of the purchase price thereof, provided that any such Liens shall not encumber any other property of FSA or any Borrower;

            (d) Liens securing other credit facilities entered into by FSA or any Borrower from time to time in order solely to provide support for a specified transaction or transactions in which obligations are insured by FSA or any Borrower under an insurance policy, provided that such Liens in respect of each such transaction are limited to the interests of FSA or such Borrower in connection with such transaction;

            (e) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

            (f) Liens under the First Amended and Restated Credit Agreement dated as of April 30, 1997 (as amended from time to time) among FSA, the additional borrowers and the banks which are parties thereto, and Bayerische Landesbank Girozentrale, New York Branch, individually and as Agent, or any similar facility from time to time in effect;

            (g) Liens renewing, extending or refunding any Lien permitted by Sections 9.05(c), 9.05(d) and 9.05(e), provided that the amount secured is not increased and such Liens are not extended to any other property; and

            (h) other Liens in respect of the property or assets of FSA or any Borrower, provided that the aggregate amount of Indebtedness and other obligations secured thereby shall not exceed $10,000,000 in the aggregate.

      SECTION 10. EVENTS OF DEFAULT.

      Upon the occurrence of any of the following specified events (each an "Event of Default"):

      10.01 Payments. Any Borrower or Designee shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan or any Note or any Fees or any other amounts owing hereunder or under any Note; or

      10.02 Representations, etc. Any representation, warranty or statement made by or on behalf of any Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

      10.03 Covenants. Any Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9 or
(ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 10.01 and 10.02 and clause
(i) of this Section 10.03) contained in this Agreement and such default shall continue unremedied for a period of 15 Business Days after the earlier of the date on which a Borrower gives notice of such default as required hereunder on the date on which the Agent or any Bank gives written notice to FSA and such Borrower of such default; or

      10.04 Bankruptcy, etc. Any Borrower or any Subsidiary of FSA shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Borrower or any Subsidiary of FSA, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Borrower or any Subsidiary of FSA, or FSA or any Subsidiary of FSA commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to FSA or any Subsidiary of FSA, or there is commenced against FSA or any Subsidiary of FSA any such proceeding which remains undismissed or unstayed for a period of 60 days, or FSA or any Subsidiary of FSA is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or FSA or any Subsidiary of FSA suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or FSA or any Subsidiary of FSA makes a general assignment for the benefit of creditors; or any corporate action is taken by FSA or any of Subsidiary of FSA for the purpose of effecting any of the foregoing; or

      10.05 ERISA. Any Plan shall fail to maintain the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is, shall have been or is likely to be terminated or the subject of termination proceeding under ERISA; any Plan shall have a material Unfunded Current Liability; or any Borrower or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or
4204 of ERISA or Section 4971 or 4975 of the Code, or any Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or is likely to incur material liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees (other than as required by Section 601 of ERISA); and there shall result from any such event or events the imposition of a Lien upon the assets of any Borrower or any of its Subsidiaries, the granting of a security interest, or a liability or a material risk of incurring a liability, which Lien, security interest or liability, in the opinion of the Banks, will have a material adverse effect upon the business, operations, property, assets, condition (financial or otherwise) or prospects of any Borrower and its Subsidiaries taken as a whole; or

      10.06 Judgments. One or more judgments or decrees shall be entered against any Borrower or any Subsidiary of FSA involving in the aggregate for the Borrowers and the Subsidiaries of FSA a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days after the entry thereof; or

      10.07 Change of Control. A Change of Control shall occur; or

      10.08 Default Under Other Agreements. (a) Any Borrower or any Subsidiary of FSA shall (i) default in any payment with respect to any Indebtedness equal to or in excess of $5,000,000 (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness (other than the Obligations) of any Borrower or any Subsidiary of FSA shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; or

      10.09 Rating. The Rating of FSA or any other Borrower assigned by Moody's and S&P shall be less than Baa3 and BBB-, respectively; or

      10.10 Rating. The Rating of FSA or any other Borrower assigned by Moody's and S&P shall be less than Aa3 and AA-, respectively.

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Banks, shall by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against any Borrower (provided, that, if an Event of Default specified in Section 10.04 shall occur with respect to FSA or any other Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrowers as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; and (ii) in the case of an Event of Default specified in Section 10.01, 10.04, 10.08 or 10.09, declare the principal of and any accrued interest in respect of all Loans and the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

      SECTION 11. THE AGENT.

      11.01 Appointment. The Banks hereby designate Deutsche Bank AG, New York Branch, as Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

      11.02 Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

      11.03 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrowers and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Borrower or the existence or possible existence of any Default or Event of Default.

      11.04 Certain Rights of the Agent. If the Agent shall request instructions from the Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

      11.05 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

      11.06 Indemnification. To the extent the Agent is not reimbursed and indemnified by the Borrowers, each Bank will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

      11.07 The Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it was not performing the duties specified herein; and the term "Banks", "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Borrower or any Affiliate of any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

      11.08 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

      11.09 Resignation by the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to FSA and the Banks. In the case of the resignation by the Agent, such resignation shall take effect upon the appointment of a successor Agent pursuant to Section 11.09(b) or 11.09(c) or as otherwise provided herein.

      (b) Upon any such notice of resignation by the Agent, the Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to FSA (it being understood and agreed that any Bank is deemed to be acceptable to FSA).

      (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of FSA, shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Agent as provided herein.

      (d) If no successor Agent has been appointed pursuant to Section 11.09(b) or 11.09(c) by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided herein.

      SECTION 12. MISCELLANEOUS.

      12.01 Payment of Expenses, etc. Each Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (a) of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP, counsel for the Agent) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto and (b) of the Agent and the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and the Banks);
(ii) pay and hold each Bank harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save such Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, and reasonable costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not such Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

      12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of such Borrower or any of its Subsidiaries to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Borrower or any of its Subsidiaries purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although such Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

      12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Borrower or any Bank, at its address listed opposite its name on the signature page hereto; and if to the Agent at its Notice Office; or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall when mailed, telegraphed, telexed, telecopied, cabled or sent by overnight courier, be effective upon receipt.

      12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that (i) except as provided herein, no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks, (ii) although any Bank may transfer, assign or grant participations in its rights hereunder and under the Notes pursuant to this Section 12.04(a) with the consent of FSA (such consent not to be unreasonably withheld, and such consent not required in the case of an assignment to an Affiliate of the Bank with the same ratings as the
Bank), such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign its Commitment hereunder except as provided in Section 12.04(b)), and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and (iii) no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any of the other Credit Documents except to the extent such amendment or waiver (A) extends the final maturity of any Loan or Note, or reduces the rate or extends the time of payment of interest or Fees thereon, or reduces the principal amount thereof, or increases the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Bank), (B) consents to the assignment or transfer by any Borrower of any of its rights and obligations under any Credit Document or (C) amends, modifies or waives any provision of this Section 12.04. In the case of any such participation, the participant shall not constitute a "Bank" hereunder and shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against any Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by any Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 2.10, 2.11 and 4.04 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been transferred, granted or assigned.

      (b) Notwithstanding the provisions of Section 2.04(a), any Bank (or any Bank together with one or more other Banks) may assign all or a portion of its Commitment and related outstanding rights and obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement and delivery of such Assignment and Assumption Agreement to FSA and the Agent, provided that (i) new Notes will be issued to such new Bank in the stated amount of its assumed Commitment and to the assigning Bank in the stated amount of the Commitment, if any, retained by it upon the request of such new Bank or assigning Bank and the surrender of the Notes previously issued to the assigning Bank (or the execution and delivery to each relevant Borrower of an indemnity satisfactory to such Borrower), such new Notes to be in conformity with the requirements of Section 2.05 to the extent needed to reflect the revised Commitments, and (ii) except in the case of an assignment to a Bank or an Affiliate of a Bank with the same ratings as the Bank, the Agent and FSA must give their prior written consent to such assignment (such consent not to be unreasonably withheld). To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to FSA the forms described in section 4.04(b)(ii) or 4.04(b)(iv) in the case of a Bank described in Section 4.04(b)(ii) or 4.04(b)(iv), respectively.

      (c) Upon the execution and delivery of an Assignment and Assumption Agreement in accordance with, and subject to the restrictions of, Section 12.04(b), the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder and under the other Credit Documents have been assigned to it pursuant to such Assignment and Assumption Agreement, have the rights and obligations of a "Bank" hereunder and thereunder.

      (d) Any Bank claiming any amounts payable pursuant to Section 4.04 shall use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Bank) to designate another lending office for its Commitment or Loans or take such other action to minimize such amounts, as may be reasonably requested by FSA, provided that such designation is made or such other action is taken on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage.

      (e) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

      12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Bank or the holder of any Note in exercising any right, power or privilege hereunder or under any other

Credit Document and no course of dealing between any Borrower and any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. Except as otherwise expressly provided herein or in any other Credit Document, the rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Bank would otherwise have. No notice to or demand on any Borrower in any case shall entitle such Borrower or any other Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

      12.06 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant to Section 8.01(a) and 8.01(b) shall be made and prepared in accordance with generally accepted accounting principles in the United States, in each case consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by FSA to the Banks).

      (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

      12.07 Governing Law; Submission to Jurisdiction; Venue. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York. Any legal action or proceeding against any Borrower with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address set forth opposite its signature below, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of the Agent or any Bank under this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

      (b) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in Section 12.07(a) and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      12.08 Obligation to Make Payments in Dollars. The obligation of each Borrower to make payment in Dollars of the principal of and interest on the Notes and any other amounts due hereunder or under any other Credit Document to the Payment Office of the Agent as provided in Section 4.03 shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Agent at its Payment Office of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and all other amounts due hereunder or under any other Credit Document. The obligation of each Borrower to make payments in Dollars shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Credit Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document.

      12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with FSA and the Agent.

      12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which each Borrower, each Bank and the Agent shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at its Notice Office and the conditions set forth in Section 5 shall have been satisfied or waived by the Banks.

      12.11 Table of Contents and Headings Descriptive. The table of contents and the headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      12.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Banks and the Agent; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each Bank, (i) extend the maturity of any Loan or Note other than in accordance with
Section 3.04 or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Bank without the consent of such Bank (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Bank), (iii) reduce the percentage specified in the definition of Required Banks, (iv) consent to the assignment or transfer by any Borrower or Designee of any of its rights or obligations under any Credit Document or (v) result in any termination, release or material amendment of any Insurance Policy.

      12.13 Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 4.04 and 12.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address                          FINANCIAL SECURITY ASSURANCE INC.

350 Park Avenue
New York, New York  10022        By  /s/ BRUCE STERN
Attention:  Treasurer               -------------------------
                                    Managing Director and General Counsel
with a copy to:

350 Park Avenue
New York, New York  10022
Attention:  General Counsel


                                 FSA INSURANCE COMPANY

                                 By  /s/ BRUCE STERN
                                    -------------------------
                                    Managing Director and General Counsel


                                 FINANCIAL SECURITY ASSURANCE
                                      OF OKLAHOMA, INC.

                                 By  /s/ BRUCE STERN
                                    -------------------------
                                    Managing Director and General Counsel


                                 FINANCIAL SECURITY ASSURANCE
                                      (U.K.) LIMITED

                                 By  /s/ BRUCE STERN
                                    -------------------------
                                    Managing Director and General Counsel


                                 DEUTSCHE BANK AG, NEW YORK AND
                                       CAYMAN ISLAND BRANCHES

                                 By  /s/ PETER J. BASSLER
                                    -------------------------
                                    Vice President

                                 By  /s/ ECKHARD OSENBERG
                                    -------------------------
                                    Vice President


                                 BAYERISCHE LANDESBANK
                                    GIROZENTRALE, NEW YORK BRANCH

                                 By  /s/ PETER OBERMANN
                                    -------------------------
                                    Senior Vice President

                                 By  /s/ ALEXANDER KOHNERT
                                    -------------------------
                                    Vice President


                                 COOPERATIEVE CENTRALE
                                    RAIFFEISEN-BOERENLEENBANK, B.A.,
                                    "RABOBANK NEDERLAND",
                                    NEW YORK BRANCH

                                 By /s/ IAN REECE
                                    -------------------------
                                    Senior Credit Officer

                                 By  /s/ ANGELA R. REILLY
                                    -------------------------
                                    Vice President


                                 KBC BANK N.V.

                                 By  /s/ PATRICK J. OWENS
                                    -------------------------
                                    Vice President

                                 By  /s/ ROBERT SNAUFFER
                                    -------------------------
                                    Vice President


                                 WESTDEUTSCHE LANDESBANK
                                    GIROZENTRALE, NEW YORK BRANCH

                                 By  /s/ LILLIAN TUNG LUM
                                    -------------------------
                                    Vice President

                                 By  /s/ ANNE T. McKENNA
                                    -------------------------
                                    Associate

                                 DEUTSCHE BANK AG, NEW YORK
                                    BRANCH, as Agent

                                 By  /s/  PETER J. BASSLER
                                    -------------------------
                                    Vice President

                                 By  /s/ ECKHARD OSENBERG
                                    -------------------------
                                    Vice President

                                                                      Schedule I

                                    BORROWERS

FSA Insurance Company, an Oklahoma corporation

Financial Security Assurance of Oklahoma, Inc., an Oklahoma corporation

Financial Security Assurance (U.K.) Limited, a U.K. insurance company

                                                                     Schedule II
                                                                         Page 46

                             SCHEDULE OF COMMITMENTS

      Name of Bank                                                    Commitment
      ------------                                                    ----------

Deutsche Bank AG, New York and Cayman
      Islands Branches                                              $ 30,000,000

Bayerische Landesbank Girozentrale                                    30,000,000

Cooperatieve Centrale
      Raiffeisen-Boerenleenbank, B.A.,
      "Rabobank Nederland", New York Branch                           30,000,000

KBC Bank N.V.                                                         30,000,000

Westdeutsche Landesbank Girozentrale,
      New York Branch                                                 30,000,000
                                                                    ------------
            TOTAL                                                   $150,000,000
                                                                    ============

                                                                    Schedule III
                                                                         Page 47

                                 Lending Offices

Name of Bank                    Base Rate Office       Eurodollar Lending Office
------------                    ----------------       -------------------------

Deutsche Bank AG,               31 West 52nd Street    Cayman Islands Branch
   New York Branch              New York, NY  10019    c/o New York Branch
                                                       31 West 52nd Street
                                                       New York, NY  10019

Bayerische Landesbank           560 Lexington Avenue   560 Lexington Avenue
   Girozentrale                 New York, NY  10022    New York, NY  10022

Cooperatieve Centrale           245 Park Avenue        245 Park Avenue
   Raiffeisen-Boerenleenbank,   New York, NY  10167    New York, NY  10167
   B.A.,
   "Rabobank Nederland",
   New York Branch

KBC Bank N.V.                   125 West 55th Street   125 West 55th Street
                                New York, NY  10019    New York, NY  10019

Westdeutsche Landesbank         1211 Avenue of the     1211 Avenue of the
   Girozentrale, New York       Americas               Americas
   Branch                       New York, NY  10036    New York, NY  10036